SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Exelixis, Inc.

(Name of Registrant as Specified in Its Charter)

Farallon Capital Partners, L.P.

Farallon Capital Institutional Partners, L.P.

Farallon Capital Institutional Partners II, L.P.

Farallon Capital Institutional Partners III, L.P.

Four Crossings Institutional Partners V, L.P.

Farallon Capital Offshore Investors II, L.P.

Farallon Capital (AM) Investors, L.P.

Farallon Capital F5 Master I, L.P.

Farallon Healthcare Partners Master, L.P.

Farallon Capital Management, L.L.C.

Farallon Partners, L.L.C.

Farallon Institutional (GP) V, L.L.C.

Farallon F5 (GP), L.L.C.

Farallon Healthcare Partners (GP), L.L.C.

Joshua J. Dapice

Philip D. Dreyfuss

Hannah E. Dunn

Michael B. Fisch

Richard B. Fried

Varun N. Gehani

Nicolas Giauque

David T. Kim

Michael G. Linn

Rajiv A. Patel

Thomas G. Roberts, Jr.

Edric C. Saito

William Seybold

Daniel S. Short

Andrew J. M. Spokes

John R. Warren

Mark C. Wehrly

Richard Bollini

Colby Clark

Cameron Hillyer

David A. Posner

Matthew Trentini

Tomas J. Heyman

David E. Johnson

Robert “Bob” Oliver, Jr.

Caligan Partners LP

Caligan Partners Master Fund LP

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 7, 2023, Farallon Capital Management, L.L.C. and certain of its affiliates issued a press release (the “Press Release”) related to Exelixis, Inc. A copy of the Press Release is filed herewith as Exhibit 1.

Exhibit 1

Farallon Capital Management Comments on Successful Campaign for Change at Exelixis

Pleased that Dave Johnson is Now Anticipated to Join Fellow Farallon Nominees Tom Heyman and Bob Oliver on Exelixis’ Board of Directors

Urges Shareholders to Send Clearest Message Possible That the Status Quo Cannot Continue by Voting to Elect All Three of Farallon’s Independent Nominees

SAN FRANCISCO – May 7, 2023 – Funds managed by Farallon Capital Management, L.L.C. (“Farallon”) own approximately 7.2% of the outstanding shares of Exelixis, Inc. (NASDAQ: EXEL) (“Exelixis” or the “Company”), making it the Company’s largest active shareholder. Farallon nominated three exceptional candidates for election to the Exelixis Board of Directors (the “Board”) at the upcoming Annual Meeting of Shareholders, which will be held on May 31, 2023. Exelixis had previously agreed to support two of Farallon’s nominees, Tom Heyman and Bob Oliver.

Today, incumbent director Lance Willsey, whom Farallon had targeted for replacement on the Board by Farallon’s third candidate, Dave Johnson, resigned from his directorship and determined he would not stand for reelection. As a result, Dave Johnson is expected to be elected to the Company’s Board.

Farallon stated:

“This election is about catalyzing change at a company that has long resisted making meaningful adjustments to its R&D priorities and capital allocation approach. With the anticipated election of all three Farallon nominees, we expect the Board to now objectively review the Company’s longstanding underperformance and genuinely consider the opportunities for improvement through a more focused R&D effort.

It is unfortunate that it took our engagement for the Company to initiate a share repurchase plan and our proxy contest to compel the Board to refresh its stale Board of Directors. The Board’s insistence on contesting our nominees until now underscores its aversion to change.

Fortunately, the Farallon candidates are positioned to bring fresh perspectives to the Board. Dave Johnson will bring current biotechnology expertise, a shareholder mindset and much-needed independence and objectivity to the boardroom. We believe he will be an exceptional addition, and together with Farallon candidates Tom Heyman and Bob Oliver, will help drive long-overdue change at Exelixis.

We and our fellow shareholders must remain vigilant at Exelixis, or the Board and Company may fall back into old patterns. Exelixis has a tremendous opportunity to benefit patients and shareholders by communicating a clear strategy, focusing its R&D efforts and improving capital allocation. In order to ensure these things happen, it is essential that an unequivocal message be sent to the Company that shareholders will not accept any further foot dragging or attempts to preserve the status quo. This is why we urge shareholders to vote for all three of our candidates.”

***

We urge shareholders to vote “FOR” each of the Farallon Nominees.

***

About Farallon

Farallon Capital Management, L.L.C., is a global investment firm founded in 1986 and registered as an investment advisor with the United States Securities and Exchange Commission since 1990. Farallon seeks investments across asset classes and around the world through a process of bottom-up fundamental research and analysis emphasizing capital preservation. More information on Farallon is available at www.faralloncapital.com.

Disclaimer

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. This press release does not recommend the purchase or sale of a security. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. In addition, this press release and the discussions and opinions herein are for general information only, and are not intended to provide investment advice.

This press release contains forward-looking statements. Forward-looking statements are statements that are not historical facts and may include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential, and statements regarding future performance. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will be” and similar expressions. Although Farallon (as defined below) believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties—many of which are difficult to predict and are generally beyond the control of Farallon or the Company—that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties are enumerated in the Company’s public filings. In addition, the foregoing considerations and any other publicly stated risks and uncertainties should be read in conjunction with the risks and cautionary statements discussed or identified in the Company’s public filings with the United States Securities and Exchange Commission (the “SEC”), including those listed under “Risk Factors” in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q. The forward-looking statements speak only as of the date hereof and, other than as required by applicable law, Farallon does not undertake any obligation to update or revise any forward-looking information or statements. Certain information included in this material is based on data obtained from sources considered to be reliable. Any analyses provided to assist the recipient of this material in evaluating the matters described herein may be based on subjective assessments and assumptions and may use one among alternative methodologies that produce different results. Accordingly, any analyses should also not be viewed as factual and also should not be relied upon as an accurate prediction of future results. All figures are unaudited estimates and, unless required by law, are subject to revision without notice.

Funds managed by Farallon Capital Management, L.L.C. (“Farallon Capital Management”) currently beneficially own shares of the Company. These funds are in the business of trading (i.e., buying and selling) securities and may continue trading in the securities of the Company, subject to applicable law. You should assume such funds will from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares, subject to applicable law.

Consequently, Farallon Capital Management’s beneficial ownership of shares of, and/or economic interest in, the Company may vary over time depending on various factors, with or without regard to Farallon Capital Management’s views of the Company’s business, prospects, or valuation (including the market price of the Company’s shares), including, without limitation, other investment opportunities available to Farallon Capital Management, concentration of positions in the portfolios managed by Farallon Capital Management, conditions in the securities markets and general economic and industry conditions. Farallon Capital Management also reserves the right to change the opinions expressed herein and its intentions with respect to its investment in the Company, and to take any actions with respect to its investment in the Company as it may deem appropriate, and disclaims any obligation to notify the market or any other party of any such changes or actions, except as required by law.

Important Information

Farallon Capital Partners, L.P. (together with its affiliates, “Farallon”), together with certain other persons acting as participants in the solicitation of shareholders of the Company by Farallon in connection with the Company’s 2023 annual meeting of shareholders (the “2023 Annual Meeting”), have filed a definitive proxy statement and accompanying proxy card with the SEC on May 3, 2023. Shareholders are advised to read the definitive proxy statement and any other documents related to the 2023 Annual Meeting as they contain important information. The Company has announced that Lance Willsey resigned from its Board of Directors, effective May 7, 2023. Accordingly, the Company has indicated that any votes for Mr. Willsey will be disregarded and will not be counted at the 2023 Annual Meeting.

The definitive proxy statement and other relevant documents are available free of charge on the SEC’s website at https://www.sec.gov, as well as on Farallon’s website in connection with the 2023 Annual Meeting at https://www.FocusEXEL.com. Shareholders may also direct a request to Farallon’s proxy solicitor, MacKenzie Partners, Inc., 1407 Broadway, 27th Floor, New York, New York 10018 (shareholders can call toll-free at 1-800-322-2885).

Contacts

For Investors:

MacKenzie Partners, Inc.

Bob Marese, 1-800-322-2885

proxy@mackenziepartners.com

For Media:

Longacre Square Partners

Dan Zacchei / Charlotte Kiaie, 646-386-0091

Farallon@longacresquare.com